FY 2017
Earnings Call

July 6th , 2017

DALLAS, TEXAS, USA

MONEY ON MOBILE™

OTCQX: MOMT | http://Investors.MoneyOnMobile.in

Safe Harbor Provision

This presentation and comments made by management may contain forward-looking statements that involve a number of risks and uncertainties associated with our business.

The factors that could cause our actual results of operations to differ materially from any forward-looking statements by our management are detailed in our most recently filed Form 10-K or 10-Q's as applicable.

We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.



Retailer Assisted Transactions


₹
CASH
₹
CASH

Consumer A	Retailer	Consumer B
Needs to **pay a bill** or **remit money** across the country	Uses **MoneyOnMobile** to perform financial transactions	Needs to **withdraw cash** from his bank account or **payroll card**

Results To Date

LARGEST AGENT NETWORK

335,000+ Agents

700+ Cities

WIDE RANGE OF TRANSACTIONS

55 Different Financial Transactions

SERVED TO DATE

198 Million Customers Served

$1.8 Billion USD Processed



MONEY ON MOBILE

Financial Overview

1 Selected Financial Overview

2 Revenue Trend

3 Change In Category Revenue

4 Margin Trend

FY 2017 Financial Performance

Amounts shown in US$ millions

	FY 2017	FY 2016	As Reported
Net Revenue	$ 4.3	$ 6.3	-32.3%
Total Cost of Revenues	$ 1.9	$ 3.4	-44.7%
Gross Profit	$ 2.4	$ 2.9	-17.9%
Gross Profit Margin	59.9%	46.1%	+ 9.8 %

Demonitization and its Impact

DEMONETIZATION

Overnight, the Indian Prime Minister killed **86%** of the nation's currency.

RESULT

Long bank lines
&
Cash shortage


Bank of Maharashtra
Malad (West) Branch, Mumbai
BANK OF MAHARASHTRA
MALAD (WEST) BRANCH

Impact of Reliance JIO On the Market

Airtime Market of JIO Data Giveaway

-39%

Measured drop in cost of data per GB in India

-36%

Drop in MOM Mobile Top-Up and DTH business during same period

Revenue Trend

December 2016 – June 2017


$500k
$400k
$300k
$200k
$100k
0
$251k
₹ 16.9 M
$277k
₹ 18.6 M
$235k
₹ 15.9 M
$275k
₹18.6 M
$306k
₹ 19.7 M
$414k
₹ 28.1 M
$433k
₹ 29.4 M
+10%
-15%
+17%
+6%
+43%
+5%
Dec '16
Jan '17
Feb '17
Mar '17
Apr '17
May '17
June '17

Change in Category Level Revenue

January – June 2017

	Jan '17	Feb '17	Mar '17	Apr '17	May '17	June '17
Domestic Remittance / MOM ATM	133.35%	10.41%	42.41%	19.43%	85.93%	15.17%
Mobile/TV Top Up	-8.71%	-24.63%	2.62%	-6.07%	2.66%	-8.47%
All Other	3.33%	-16.57%	14.43%	-14.73%	16.05%	-13.82%

Margin Trend

Monthly Gross Margin, October 2016 – June 2017


60%
55%
50%
56%
54%
55.3%
58.9%
61.6%
59.7%
61.2%
55.4%
61.1%
Oct '16
Nov '16
Dec '16
Jan '17
Feb '17
Mar '17
Apr '17
May '17
June '17

MOMATM In Action

Cash out, like an ATM

In-store purchases

ATM with no machines

Cash comes from merchants till


Enter PIN
VISA
RuPay
1QZ.
2ABC
3DEF
4GHI
5JKL
6MNO
7PRS
8TUV
9WXY
0,*#

India's ATM Market Is Drastically Underserved


ATMs in India - Current
ATMs in India - Needed

India currently has ~200,000 ATMs for it's 1.3B citizens.

If India were to have the same ratio of ATMs to people as the US, it would need almost 2M more.

MOM ATM and Domestic Remittances: Driving Growth

39%

Monthly Compounded Revenue Growth from Jan to May 2017

Growth Drivers

Pre-load from retailer

Lift in MOM ATM Store

Line of credit

Consistency of service

FY 2017
Earnings Call

July 6th , 2017

DALLAS, TEXAS, USA

MONEY ON MOBILE™

OTCQX: MOMT | http://Investors.MoneyOnMobile.in